UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2019 (April 23, 2019)

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Cool Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48 NW 25th Street, Suite 108

Miami, FL 33127
(Address of principal executive offices, including zip code)

(786) 675-5246
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

 On April 23, 2019, the Company received a notification from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company is not in compliance with NASDAQ Listing Rule 5550(b)(1) due to its failure to maintain a minimum of $2.5 million in stockholders’ equity.

The letter received from NASDAQ has no immediate effect on the listing of the Company’s common stock. Under NASDAQ Listing Rules, the Company has until June 7, 2019 to submit a plan to regain compliance. If the Company’s plan is accepted, NASDAQ can grant an extension of up to 180 calendar days from April 23, 2019, or October 21, 2019, to regain compliance.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cool Holdings, Inc.

Date:	April 29, 2019	By:	/s/ Carlos Alfredo Carrasco
Carlos Alfredo Carrasco
Chief Financial Officer